As filed with the Securities and Exchange Commission on August 25, 2016

Registration No. 333-210519

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MON SPACE NET INC.

(Exact name of registrant as specified in its Charter)

Nevada	7370	81-2629386
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification Number)

100.3.041, 129 Offices,

Block J, Jaya One,

No. 72A, Jalan Universiti,

Section 13, 46200

Petaling Jaya, Malaysia

+60322820888

(Address, including zip code, and telephone number,

Including area code, of registrant’s principal executive offices)

VCorp Services, LLC

c/o Mon Space Net Inc.

1645 Village Center Circle, Suite 170

Las Vegas, Nevada 89134

(707) 525-9900

(Name, address, including zip code, and telephone number,

Including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: from time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

Calculation of Registration Fee

Title of Each Class Of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Offering Price	Amount of Registration Fee
common stock, par value $0.001 per share (the “Common Stock”)	380,000	$0.10	38,000	3.83	(3)

(1) This registration statement covers the resale by our selling shareholders of up to 380,000 shares of Common Stock previously issued to such selling shareholders.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our Common Stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to our shareholders in a private placement memorandum. The price of $0.10 is a fixed price at which the selling security holders may sell their shares for the duration of the offering. As of the date of this registration statement, we plan to engage with a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our Common Stock quoted on the OTCQB. However, there can be no assurance that the application for quotation will be approved by FINRA.

(3) Previously paid with the initial filing of this registration statement.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission (the “SEC”) becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION ON AUGUST _______, 2016

MON SPACE NET INC.

380,000 SHARES OF COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of Common Stock offered through this prospectus. The Common Stock to be sold by the selling shareholders as provided in the “Selling Security Holders” section is Common Stock that are shares that have already been issued and are currently outstanding. We will not receive any proceeds from the sale of the Common Stock covered by this prospectus.

Our Common Stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of Common Stock. Common Stock being registered in this registration statement may be sold by selling security holders at a fixed price of $0.10 per share for the duration of the offering. As of the date of this registration statement, we plan to engage with a market maker to file an application with FINRA to have our Common Stock quoted on OTCQB. However, there can be no assurance that the application for quotation will be approved by FINRA. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

Because we are considered a "Shell" company, shareholders' shares will have limited transferability under Rule 144(i), see “Risk Factors” beginning on page 6. All selling shareholders are underwriters and must sell their respective shares at a fixed price of $0.10 per share for the duration of the offering. There is currently no market for our common stock.

PLEASE NOTE THAT THE COMPANY IS CONSIDERED A “SHELL” COMPANY IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED. ACCORDINGLY, THE SECURITIES SOLD IN THIS OFFERING CAN ONLY BE RESOLD THROUGH REGISTRATION UNDER THE SECURITIES ACT OF 1933; SECTION 4(l), IF AVAILABLE, FOR NON-AFFILIATES; OR BY MEETING THE FOLLOWING CONDITIONS OF RULE 144(I):

•	THE ISSUER OF THE SECURITIES THAT WAS FORMERLY A SHELL COMPANY HAS CEASED TO BE A SHELL COMPANY;

•	THE ISSUER OF THE SECURITIES IS SUBJECT TO THE REPORTING REQUIREMENTS OF SECTION 13 OR 15(D) OF THE EXCHANGE ACT;

•	THE ISSUER OF THE SECURITIES HAS FILED ALL REPORTS AND MATERIAL REQUIRED TO BE FILED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS APPLICABLE, DURING THE PRECEDING 12 MONTHS (OR SUCH SHORTER PERIOD THAT THE ISSUER WAS REQUIRED TO FILE SUCH REQUIRED TO FILE SUCH REPORTS AND MATERIALS), OTHER THAN FORM 8-K REPOTRS; AND AT LEAST ONE YEAR HAS ELAPSED FROM THE TIME THAT THE ISSUER FILED CURRENT FORM 10 TYPE INFORMATION WITH THE SEC REFLECTING ITS STATUS AS AN ENTITY THAT IS NOT A SHELL COMPANY.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and are subject to reduced public company reporting requirements.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 6 to read about factors you should consider before buying shares of our Common Stock.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: ________________.

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the Common Stock. You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this prospectus, the terms “Mon Space,” “Company,” “we,” “us” and “our”, “our company” refer to Mon Space Net Inc.

For the sake of clarity, this prospectus follows Malaysian naming convention of last name followed by first name. For example, the name of our chief executive officer will be presented as “Lai Chai Suang,” even though, in the United States, Ms. Lai’s name is presented as “Chai Suang Lai.”

Overview

Incorporated on December 31, 2015 under the laws of the State of Nevada, Mon Space Net Inc. (“Mon Space”) plans to build an online marketplace that will be created to sell product and services to its members using a business to business to consumer model (“B2B2C”). With respect to our business, we plan to build an online platform that allows the users to be “merchants” as well as “shopper” at the same time. Through the features, products and services offered in our platform, the platform is expected to create interaction among the users and encourage them to promote and advertise their products on our platform. In the meantime, the users could purchase products and services from other users who sell such products and services at a discounted price. Our platform, when completed, will also be designed and built to encourage users to return and refer new users. It is our objective to develop a large base of users so that the merchant users on our platform could offer their products and services at a discount that is not available through any other channels and our shopper users will choose our platform as their primary destination for purchasing products and services. We have not generated any revenues to date, neither do we currently engage in any business activities that provide cash flow. Our cash at hand is limited to the investments we raised during our initial round of financing. less our expenses to date. Despite of our plan, we currently have no commitments for any financing and cannot provide assurance that we will realize this goal.

In February 2016, we completed a Regulation S offering in which we sold 208,330,000 shares of Common Stock to thirty-seven (37) investors, at a purchase price of $0.001 per share for an aggregate offering price of $208,330.

Where You Can Find Us

The Company's principal executive office and mailing address is 100.3.041, 129 Offices, Block J, Jaya One, No. 72A, Jalan University, Section 13, 46200, Petaling Jaya, Malaysia. Our telephone number is 60322820888.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related MD&A;
•	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;
•	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and
•	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We have elected to use the extended transition period provided above and therefore our financial statements may not be comparable to companies that comply with public company effective dates.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

The Offering

Common stock offered by selling security holders	380,000 shares of Common Stock. This number represents 0.18% of our current outstanding Common Stock.

Common stock outstanding before the offering	213,330,000 shares of Common Stock.

Common stock outstanding after the offering	213,330,000 shares of Common Stock.

Terms of the Offering	The selling security holders will determine when and how they will sell the common stock offered in this prospectus. The selling security holders will sell at a fixed price of $0.10 per share for the duration of the offering.

Termination of the Offering	The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act (iii) or we decide at any time to terminate the registration of the shares at our sole discretion.

Trading Market	There is currently no trading market for our Common Stock. We plan to apply for quotation on OTCQB. We will require the assistance of a market-maker to apply for quotation and there is no guarantee that a market-maker will agree to assist us.

Use of proceeds	We are not selling any shares of the Common Stock covered by this prospectus. As such, we will not receive any of the offering proceeds from the registration of the shares of Common Stock covered by this prospectus.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 6.

RISK FACTORS

The shares of our Common Stock being offered for sale are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the Common Stock. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in this registration statement. Before purchasing any of the shares of Common Stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment. You should carefully consider the risks described below and the other information in this prospectus before investing in our Common Stock.

Risks Related to Our Business

LIMITED OPERATING HISTORY

We were incorporated under the laws of the State of Nevada on December 31, 2015. As of the date of this registration statement, we have had limited operations upon which an evaluation of our company and its prospects could be based. There can be no assurance that our management will be successful in completing our business development plans, implementing the corporate infrastructure to support operations at the levels called for by our business plan, devise a marketing plan to successfully reach customers who will purchase the various goods and products sold on our website or that our company will generate sufficient revenues to meet our expenses or to achieve or maintain profitability.

SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN

We had no retained earnings for the fiscal year ended December 31, 2015 and net cash provided by operating activities for the reporting period then ended, as well as for the six months ended June 30, 2016. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

We are attempting to generate sufficient revenue; however, our cash position may not be sufficient to support our daily operations. While we believe in the viability of our strategy to generate sufficient revenues and in our ability to raise additional funds, there can be no assurances to that effect. The ability of our company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan, generate sufficient revenue and in its ability to raise additional funds.

OUR STATUS AS A “SHELL” COMPANY

The SEC adopted Rule 405 of the Securities Act and Exchange Act Rule 12b-2 which defines a shell company as a registrant that has no or nominal operations, and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets. As we have limited assets and no revenues, we are considered to be a shell company. As a shell company, our shares of common stock cannot be resold under Rule 144 of the Securities Act of 1933. Our shares would only be able to be resold through a registration statement declared effective by the SEC or by meeting the following conditions of Rule 144(i):

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Shell companies are prohibited from using a Form S-8 registration statement pursuant to employee compensation plans. Additionally, shell companies are required to provide more detailed disclosure on a Form 8-K upon completion of a transaction that causes it to cease being a shell company. If an acquisition is undertaken (of which we have no current intention of doing), we must file a current report on Form 8-K containing the information required pursuant to Regulation S-K within four business days following completion of the transaction together with financial information of the acquired entity. In order to assist the SEC in the identification of shell companies, we are also required to check a box on Form 10-Q and Form 10-K indicating that we are a shell company. To the extent that we are required to comply with additional disclosure because we are a shell company, we may be delayed in executing any mergers or acquiring other assets that would cause us to cease being a shell company.

Our status as a shell company may also impede our ability to raise additional capital to fund our operations from unregistered offerings due to restriction on transferability. There can be no assurance at this point that we will be able to raise additional capital.

FAILURE TO MANAGE RELATIONSHIPS WITH OUR VENDORS

Maintaining good relationships with suppliers of products and services that are offered through our website that compete with each other can be difficult.  For example, suppliers of similar products may compete for desirable virtual shelf space or priority exposure of their products on our website to our customer base.  There can be no assurance that our current vendors will continue to offer their products and services through our website, or that we will be able to establish new or extend current vendor relationships to ensure a steady supply to our members in a timely and cost-efficient manner.  If we are unable to develop and maintain good relationships with these manufacturers and distributors, it may inhibit our ability to offer products and services demanded by our customers, or to offer them in sufficient quantities and at prices acceptable to them.  In addition, if our vendors cease to provide us with favorable pricing or payment terms or return policies, our working capital requirements may increase and our operations may be materially and adversely affected.  Any breakdown in our relationships with the manufacturers and distributors, or a failure to timely resolve disputes with or complaints from our vendors, could materially and adversely affect our business, prospects, and results of operations.

CONFLICTS OF INTERESTS MAY ARISE FROM OTHER BUSINESS ACTIVITIES OF MS. LAI, OUR CHIEF EXECUTIVE OFFICER.

Ms. Lai, our Chief Executive Officer. is involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, Ms. Lai may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts. In addition, Ms. Lai currently only devotes about 10 hours a week to our business. Ms. Lai’s inability to commit full-time to our company may have a material adverse effect on the result of our operation.

COUNTERFEIT PRODUCTS SOLD AT OUR WEBSITE.

We anticipate to offer goods and products from all over the world.  Those manufacturers and distributors are separately responsible for sourcing the products they sell on our website.  Although we plan to adopt necessary measures to verify the authenticity of products sold on our website and minimize potential infringement of third-party intellectual property rights in the course of sourcing and selling products, we may not always be successful.  In the event that counterfeit or infringing products are sold on our website, we could face claims that we should be held liable for selling counterfeit products or infringing on others’ intellectual property rights.  If there is a successful claim against us, we might be required to pay substantial damages or refrain from further sale of the relevant products.  Moreover, regardless of whether we successfully defend against such claims, our reputation could be severely damaged. Successful claims of infringement of third-party intellectual property rights against us is a violation by the sellers of products and services on our website of agreements we have with such sellers, which automatically terminates such agreement, and any damages obtained against us may be deducted from sales by such sellers.  Any of these events could have a material adverse effect on our business, results of operations, or financial condition.

FAILURE TO COMPLY WITH GOVERNMENTAL LAWS OR REGULATIONS

In connection with the operation of our business, we are subject to extensive federal, state and local laws and regulations, including those related to:

•	management and protection of the personal data of our employees and customers;
•	sales tax; and
•	various federal, state and local laws relating to, among other things, business, health, tax codes.

These laws and regulations are complex, which complicates monitoring and compliance. As a result, regulatory risks are inherent in our operations. We may experience material difficulties or failures with respect to compliance with these laws and regulations in the future. Our failure to comply with these laws and regulations could result in litigation, fines, penalties, judgments or other sanctions, any of which could adversely affect our business, operations and reputation.

SIGNIFICANT ADVERSE IMPACT TO OUR CAPITAL RESERVE OF ANY LIABLE UNINSURED CLAIM

We may not have sufficient insurance to cover potential risks and liabilities, including, but not limited to, injuries or economic losses arising out of or relating to our omission or errors in providing our services. Even if we decide to obtain additional insurance coverage in the future, it is possible that: (1) we may not be able to get enough insurance to meet our needs; (2) we may have to pay very high premiums for the additional coverage; (3) we may not be able to acquire any insurance for certain types of business risk; or (4) we may have gaps in coverage for certain risks. We may be exposed to potential uninsured claims for which we could have to expend significant amounts of capital. Consequently, if we were found liable for a significant uninsured claim in the future, we may be forced to expend a significant amount of our capital to resolve the uninsured claim.

OUR ABILITY TO ADAPT TO CONSTANTLY CHANGING CONSUMER PREFERENCES

The e-commerce and retail industries are subject to changing consumer preferences.  Consequently, we must stay abreast of emerging lifestyle and consumer trends and anticipate trends that will appeal to existing and potential customers.  If our members cannot find their desired products on our website, they may stop purchasing products and services on our website, stop visiting our website, or visit less often.  If we do not anticipate, identify, and respond effectively to consumer preferences or changes in consumer trends at an early stage, we may not be able to generate our desired level of sales.  Such circumstances could materially and adversely affect our business, financial condition, and results of operations.

INTERRUPTION IN THE FUNCTIONING OF OUR NETWORK OR SERVICES

We conduct all of our transactions through our website, and the proper functioning of our website is essential to our business.  Our website is subject to unanticipated interruptions through failures of our software or network or virus attacks.  The satisfactory performance, reliability, and availability of our website, our transaction-processing systems, and our network infrastructure are critical to our success and our ability to attract and retain customers.  Any system interruptions caused by telecommunications failures, computer viruses, hacking or other attempts to harm our systems that result in the unavailability or slowdown of our website or reduced order fulfillment performance would reduce the volume of products and services sold and the attractiveness of offerings at our website.  Our servers may also be vulnerable to computer viruses, physical or electronic break-ins, and similar disruptions, which could lead to interruptions, delays, loss of data, or the inability to accept and fulfill customer orders.  We may also experience interruptions caused by reasons beyond our control.  There can be no assurance that such unexpected interruptions will not happen and occurrences could damage our reputation and result in a material decrease in our revenues.

DEPENDENCE ON KEY PERSONNEL

The Company will be dependent on its key executives for the foreseeable future. The loss of the services from our officers could have a material adverse effect on the operations and prospects of the Company. Our officers are expected to handle all marketing and sales efforts and manage the operations in the early stage. Their responsibilities include developing and maintaining the customer base for our website, launching our website, and formulating marketing materials to be used as part of ongoing marketing efforts designed to build customer demand for the Company’s products and services. Another seasoned business manager with an interest and skills in the E-commerce industry would be needed to run the Company if the current officers are no longer available. At this time, the Company does not have an employment agreement with any of the officers and directors, though the Company may enter into such an agreement with them on terms and conditions usual and customary for its industry. The Company does not currently have “key man” life insurance on the officers.

INTENSE COMPETITION

We expect the online retail environment to be intensely competitive, and we face competition from established global or regional e-commerce businesses as well as traditional retailers that are expanding into e-commerce.

We compete with our competitors primarily on technological advancements, price and quality of products and services, volume of traffic and users, quality of website and content, strategic relationships, quality of services, effectiveness of sales and marketing efforts, talented staff, and pricing. We believe our particular disadvantages are that we are a new entry to the market and we must recruit and train experienced personnel. Over time, our competitors may gradually build certain competitive advantages over us in terms of greater brand recognition among internet users, better products and services, larger customer and vendor bases, more extensive and well-developed marketing and sales networks, and substantially greater financial and technical resources.

NEED FOR FINANCING

We largely depend on additional capital to implement our business plan and support our operations. Currently, we have no established bank-financing arrangements. Therefore, it is likely we will need to seek additional financing through future private offering of our equity securities, or through strategic partnerships and other arrangements with corporate partners. We have no current plans for additional financing.

We cannot assure you that we will be able to raise the working capital as needed on terms acceptable to us, if at all. The sale of additional equity securities will result in dilution to our shareholders. The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations.

If we are unable to raise capital as needed, we are required to reduce the scope of our business development activities, which could harm our business plans, financial condition and operating results, or cease our operations entirely, in which case, you will lose all your investment.

ADVERSE EFFECT TO YOUR INTEREST UPON ADDITIONAL FINANCING

If we raise additional capital subsequent to this offering through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing shareholders will be reduced and those shareholders may experience significant dilution. In addition, we may also have to issue securities that may have rights, preferences and privileges senior to our Common Stock. In the event we seek to raise additional capital through the issuance of debt or its equivalents, this will result in increased interest expense.

INDEMNIFICATION AND LIMITATION OF LIABILITY

Our Articles of Incorporation and By-Laws include provisions that eliminate the personal liability of the directors of the company for monetary damages to the fullest extent possible under the laws of the State of Nevada or other applicable law. These provisions eliminate the liability of directors to the Company and its shareholders for monetary damages arising out of any violation of a director of her fiduciary duty of due care. Under Nevada law, however, such provisions do not eliminate the personal liability of a director for (i) breach of the director’s duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases of stock other than from lawfully available funds, or (iv) any transaction from which the director derived an improper benefit. These provisions do not affect a director’s liabilities under the federal securities laws or the recovery of damages by third parties.

ALL OF OUR DIRECTORS AND OFFICERS RESIDE OUTSIDE THE UNITED STATES, WITH THE RESULT THAT IT MAY BE DIFFICULT OR IMPOSSIBLE FOR INVESTORS TO ENFORCE WITHIN THE UNITED STATES ANY JUDGMENTS OBTAINED AGAINST US OR OUR DIRECTOR OR OFFICER.

All of our directors and officers reside in Malaysia. Consequently, it may be difficult for United States investors to affect service of process within the United States upon our officers and directors, or to realize in the United States upon judgments of United States courts predicated upon civil liabilities under U.S. Federal Securities Laws. A judgment of a U.S. court predicated solely upon such civil liabilities may not be enforceable in Malaysia by a Malaysian court if the U.S. court in which the judgment was obtained did not have jurisdiction, as determined by the Malaysian court, in the matter. There is substantial doubt whether an original action could be brought successfully in Malaysia against any of our directors and officers or substantial portion of the capital we have raised from the sale of common stock predicated solely upon such civil liabilities. You may not be able to recover damages as compensation for a decline in your investment.

WE ANTICIPATE THAT WE WILL BE ABLE TO CONDUCT OUR PLANNED OPERATIONS USING OUR CURRENTLY AVAILABLE CAPITAL RESOURCES FOR THE NEXT FIFTEEN MONTHS AND WE MAY NEED TO RAISE ADDITIONAL CAPITAL TO FUND OUR OPERATIONS AFTERWARDS.

We expect that our currently available capital resources could sustain our operations for the next fifteen (15) months. If adequate additional financing is not available on reasonable terms after fifteen (15) months, we may not be able to continue to develop and expand our services, which may as a result impact our cash flow and we would have to modify our business plans accordingly. There is no assurance that additional financing will be available to us.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the development of competitive projects undertaken by our competition; and (iii) the level of our investment in development. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

If we cannot obtain additional funding, we may be required to: (i) limit our operation and expansion; (ii) limit our marketing efforts; and (iii) decrease or eliminate capital expenditures. Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are favorable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to the common stock offered hereof. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.”

DISRUPTIONS IN THE NATIONAL AND GLOBAL ECONOMIES

Disruptions in the United States national and global economies may result in high unemployment rates and declines in consumer confidence and spending. If such conditions occur, they may result in significant declines in the retail industry, which could directly affect the demand of our products. There can be no assurance that government responses to the disruptions will be able to restore investor confidence. Disruptions in the national and global economies therefore may adversely impact our revenues, results of operations, business and financial condition.

Risks Related to Our Common Stock

RESTRICTED SECURITIES; LIMITED TRANSFERABILITY

The securities should be considered a long-term, illiquid investment. Our securities have not been registered under the Securities Act, and cannot be sold without registration under the Securities Act or any exemption from registration. In addition, the securities are not registered under any state securities laws that would permit their transfer. Because of these restrictions and the absence of an active trading market for our securities, a shareholder will likely be unable to liquidate an investment even though other personal financial circumstances would dictate such liquidation.

NO PUBLIC TRADING MARKET

There is no established public trading marketing for our Common Stock and there can be no assurance that one will ever develop. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result holders of our securities may not find purchasers for our securities should they to sell securities held by them. Consequently, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time.

NOT LIKELY TO PAY DIVIDENDS

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any dividends in the foreseeable future, but will review this policy as circumstances dictate.

MAY BE SUBJECT NOW AND IN THE FUTURE TO THE SEC’S “PENNY STOCK” RULES

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of Common Stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction; the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our Common Stock. As long as our shares of Common Stock are subject to the penny stock rules, the holders of such shares of Common Stock may find it more difficult to sell their securities.

COSTS TO COMPLY WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including but not limited to requirements under the Sarbanes-Oxley Act of 2002. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

MANAGEMENT’S LACK OF PUBLIC COMPANY EXPERIENCE

Our management lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our management has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

OUR STATUS AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT OF 2012

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period provided above and therefore our financial statements may not be comparable to companies that comply with public company effective dates.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company,” we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our reports are not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statements that are not purely historical and that are “forward-looking statements.” The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions. Such forward-looking statements include, but are not limited to, statements regarding our and their management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Common Stock by the selling security holders. All of the net proceeds from the sale of our Common Stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution.” We have agreed to bear the expenses relating to the registration of the Common Stock for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our Common Stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of Common Stock was estimated by the Company, based upon the price of the Common Stock that was sold to our security holders pursuant to an exemption under Section 4(2) and/or Regulation S promulgated under the Securities Act.

The offering price of the shares of our Common Stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our Common Stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTCQB concurrently with the filing of this prospectus. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our Common Stock. As of the date of this registration statement, we plan to engage with a market maker to file an application with FINRA to have our Common Stock quoted on the OTCQB. However, there can be no assurance that the application for quotation will be approved by FINRA.

In addition, there is no assurance that our Common Stock will trade at market prices in excess of the initial offering price as prices for the Common Stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The Common Stock to be sold by the selling stockholders provide in the “Selling Security Holders” section is Common Stock that is currently issued. Accordingly, there will be no dilution to our existing stockholders.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of Common Stock. We anticipate applying for quoting of our Common Stock on the OTCQB upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of Common Stock will be quoted on the OTCQB or, if quoted, that a public market will materialize.

Holders of Capital Stock

As of the date of this registration statement, we had thirty-nine (39) holders of our Common Stock.

Stock Option Grants

We do not have a stock option plan in place and have not granted any stock options at this time.

DESCRIPTION OF BUSINESS

Overview

Incorporated on December 31, 2015 under the laws of the State of Nevada, Mon Space Net Inc. (“Mon Space”) plans to build an online marketplace that will be created to sell product and services to its members using a business to business to consumer model (B2B2C). With respect to our business, we plan to build an online platform that allows the users to be “merchants” as well as “shopper” at the same time. Through the features, products and services offered in our platform, the platform is expected to create interaction among the users and encourage them to promote and advertise their products on our platform. In the meantime, the users could purchase products and services from other users who sell such products and services at a discounted price. Our platform, when completed, will also be designed and built to encourage users to return and refer new users. It is our’s objective to develop a large base of users so that the merchant users on our platform could offer their products and services at a discount that is not available through any other channels and our shopper users will choose our platform as their primary destination for purchasing products and services. We have not generated any revenues to date. We do not currently engage in any business activities that provide cash flow. Our cash at hand is limited to the investments we raised during our initial round of financing as well as an initial contribution from our president, less our expenses to date. Despite of our plan, we currently have no commitments for any financing and cannot provide assurance that we will realize this goal.

In February 2016, we completed a Regulation S offering in which we sold 208,330,000 shares of Common Stock to thirty-seven (37) investors, at a purchase price of $0.001 per share for an aggregate offering price of $208,330.

Online Platform

We plan to launch “Mon Space Mall”, an online platform that would allow third-party merchants, as well as individual users, to sell their general merchandise products and services directly to other users on our platform. We plan to charge the sellers a service fee of approximately 3% of the total purchase price with respect to their general merchandise sold through our website. We also plan to generate revenue through from third-party merchants if they advertise products through our website. Third-party merchants use our website to advertise and sell their goods, manage customer data, and track orders and shipments. Consumers shop online and pay for products and services through the system. Thus, we do not buy, hold, or sell any inventory. In addition, as we begin to accumulate a large base of membership for our website, we plan to negotiate with merchandisers and source quality products at a discount not available anywhere else for our users.

Any user could register to become our members for an annual fee, which will provide our members with exclusive discounts and benefits. We expect our website to provide retail, as well as a potential wholesale, channel to manufacturers and distributors who wish to sell directly to consumers. Our platform will eliminate most intermediate links and results in substantial channel cost savings. By providing direct access to our members, merchants attain an immediate and dramatic expansion of their retail exposure throughout the world. Merchants benefit from the online nature of business-to-consumer e-commerce transactions that facilitate fast and immediate receipt of orders, shorten accounts receivable periods, enhance cash flow, reduce cost of sales, and increase a seller’s operational capacity.

While our website is still under construction, we plan to provide consumer goods and services in the following major categories:

1.	Clothing and shoes;
2.	Nutrition and health supplements;
3.	Cosmetics and beauty;
4.	Jewelry and accessories;
5.	Office supplies;
6.	Household items;
7.	Luxury products;
8.	Kitchen appliances
9.	Cultural decorations;
10.	Toys and games;
11.	Consumer electronics;
12.	Home furnishings

Competition

We compete against both domestic and international e-commerce businesses as well as traditional retailers that are expanding into e-commerce. We believe our major competitors include, among others, Amazon, EBay, and Alibaba.

We believe our e-commerce business model possesses a number of strategically significant strengths. For example, our platform will contain business-to-consumer e-commerce with full range of consumer goods and services, from clothing and consumer electronics to household appliances and home furnishings. For sellers, the platform provides comprehensive retail channel benefits and geographical breadth while permitting autonomy and flexibility in how sellers fulfill and ship goods to consumers. By concentrating on e-commerce technology, we help sellers avoid the overhead and operational difficulties of logistics and supply chains.

As of the date of this prospectus, we are still building our website and we presently disadvantaged by our lack of operation history and presence in the marketplace, as well as our need to recruit and train experienced personnel. In addition to the competition we face from other e-commerce businesses, we require time and resources to further integrate our banking, merchant, and consumer partners.

Marketing and Promotion

Our marketing efforts are comprised primarily of online social media and word of mouth advertising geared toward building brand recognition and brand differentiation.  We also plan to provide existing members with referral bonus for each new member that they sign up. In addition, we plan to incentivize existing members to refer new members by rewarding additional bonus for each sale or purchase that the new member makes. Once we establish a large base of membership, we believe we will have sufficient bargaining strength to negotiate with merchandisers to provide deep discounts on our platform to attract more members. We aim to build ourselves to be a leader in the E-commerce market, and attempt to reinforce on a consistent basis that it should be a destination of choice for merchandisers and consumers worldwide.

Employees

We presently have no employees apart from our officers and directors.

Seasonality

We do not have a seasonal business cycle.

Environmental Matters

Our business currently does not implicate any environmental regulation.

Intellectual Property

We do not hold any patents, trademarks or other registered intellectual property on products relating to our business. However, in addition to our domain name, from time to time, we may apply for patents, trademarks or other registered intellectual property essential to the protection of our brand and success of our business.

Domain Names

As of the date of this prospectus, we plan to register or acquire a domain that would be suitable for our business and easy for our potential members to remember.

DESCRIPTION OF PROPERTY

The Company’s principal executive office and mailing address is 100.3.041, 129 Offices, Block J, Jaya One, No. 72A, Jalan Universiti, Section 13, 46200, Petaling Jaya, Malaysia. Our telephone number is +60322820888. As we are not generating sufficient revenue at this time to justify a separate corporate office, the office space of our principal executive office is provided by our Director, Low Koon Poh at no cost. Once our business grows and generates sufficient revenue, we will look for a more suitable office space in a separate corporate office.

LEGAL PROCEEDINGS

Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, as of the date of this registration statement, we are currently not involved with any such legal proceedings or claims.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULT OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Business Overview

Incorporated on December 31, 2015 under the laws of the State of Nevada, Mon Space Net Inc. (“Mon Space”) plans to build an online marketplace that will be created to sell product and services to its members using a business to business to consumer model (B2B2C). With respect to our business, we plan to build an online platform that allows the users to be “merchants” as well as “shopper” at the same time. Through the features, products and services offered in our platform, the platform is expected to create interaction among the users and encourage them to promote and advertise their products on our platform. In the meantime, the users could purchase products and services from other users who sell such products and services at a discounted price. Our platform, when completed, will also be designed and built to encourage users to return and refer new users. It is our’s objective to develop a large base of users so that the merchant users on our platform could offer their products and services at a discount that is not available through any other channels and our shopper users will choose our platform as their primary destination for purchasing products and services. We have not generated any revenues to date. We do not currently engage in any business activities that provide cash flow. Our cash at hand is limited to the investments we raised during our initial round of financing as well as an initial contribution from our president, less our expenses to date. Despite of our plan, we currently have no commitments for any financing and cannot provide assurance that we will realize this goal.

In February 2016, we completed a Regulation S offering in which we sold 208,330,000 shares of Common Stock to thirty-seven (37) investors, at a purchase price of $0.001 per share for an aggregate offering price of $208,330.

Plan of Operations

Our goal is to maintain the quality of our product and to obtain the resources sufficient to obtain new members and merchandisers.

During the next three months, the new management will launch the online platform called “Mon Space Mall”. We plan to seek professional personnel and talent to build an experienced management team, with one manager for each department consisting of product development, sales and marketing.  We have recruited some operational staff to join us once the office is set up.  These talents are currently working with other similar online marketplace and e-commerce portals. In addition, we plan to hire marketing and customer service staff, whose primary responsibilities will be identifying and providing assistance to our merchants and members.  These personnel needs can be met from the available local labor force.  Estimated funds required for this quarter is $15,000.

In the next three months thereafter, we plan to expand our merchants and product base and increase membership through aggressive referral campaigns by the then-existing members. We also plan to set up warehouse and logistic systems for orders, distribution and packaging, as well as hiring necessary warehouse and logistic staff.  Estimated funds required for this quarter is $40,000.

During the third quarter, it is our goal to create our own brand merchandises such for items such as apparels, gift products and other promotional items. We expect to have designated manufacturers ready to provide such services, mainly in China, Vietnam and Malaysia.  In order to maintain the quality and standard of the design of our products, we plan to hire our own internal design staff.  Estimated funds required for this quarter is $60,000.

By the end of the first fiscal year, it is our goal to set up offices in countries such as China, Indonesia, Vietnam and Thailand for sourcing more merchants. We also plan to engage in marketing activities in various local markets to bring in more awareness of our online platform and the “Mon Space Mall”. Our goal is to obtain as many members as possible so that we could use our members’ collective bargaining power to negotiate the lowest price with the merchants for their products.  Estimated funds required for this quarter is $60,000.  However, should there be more funds available by then, our company may expand at a faster rate.

If we are unable to build a sustainable customer base through our marketing channels, we will cease our development and/or marketing operations until we raise money. Attempting to raise capital after failing in any phase of our development plan could be difficult. As such, if we cannot secure additional proceeds we will have to cease operations and investors would lose their entire investment. We intend to raise additional capital through private placements once we gain a quotation on the OTCQB, for which there is no assurance. If we need additional cash but are unable to raise it, we will either suspend marketing operations until we do raise the cash, or cease operations entirely. Other than as described in this paragraph, we have no other financing plans.

Critical Accounting Policies and Estimates

While our significant accounting policies are more fully described in Note 2 to our financial statements, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this management discussion and analysis.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (FASB) or other standard setting bodies that are adopted by our company as of the specified effective date. Unless otherwise discussed, we believe that recently issued accounting pronouncements adopted do not have a material impact on its financial position or results of operations.

Results of Operations

Three Months Ended June 30, 2016

We did not generate any revenue for the three months ended June 30, 2016. We incurred operating expenses of $5,700 for the three months ended June 30, 2016, consists of primarily professional fees. As a result, we had a net loss of $5,700 for the three months ended June 30, 2016.

Six Months Ended June 30, 2016

We did not generate any revenue for the six months ended June 30, 2016. We incurred operating expenses of $18,217 for the six months ended June 30, 2016, consists of primarily professional fees. As a result, we had a net loss of $18,217 for the six months ended June 30, 2016.

Fiscal Year Ended December 31, 2015

We generated no revenue for the fiscal year ended December 31, 2015. We incurred operating expenses of $5,000, which is solely attributable to general and administrative expenses. We had a net loss of $5,000.

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustment relating to recoverability and classification of recorded amounts of assets and liabilities that might be necessary should our company be unable to continue as a going concern.

Liquidity and Capital Resources

Six Months Ended June 30, 2016

As of June 30, 2016, we had total assets of $209,806. We had $202,601 in total liabilities as of June 30, 2016. Thus, we had a total stockholders’ equity of $7,205 as of June 30, 2016. Our cash and cash equivalent balance as of June 30, 2016 was $209,806.

Operating activities used $17,092 in cash for the six months ended June 30, 2016.

Financing activities during the six months ended June 30, 2016 provided $226,898 in cash, primarily due to a loan advancement of $201,476 from our Chief Executive Officer Lai Chai Suang.

Fiscal Year Ended December 31, 2015

As of December 31, 2015, we had a cash balance of $0. In February 2016, we raised $208,330 from the sale of our Common Stock to fund our future operating expenses, pay our obligations, and grow our company. We believe that our current cash can continue to satisfy our cash requirements for at least the next twelve months.

We have nominal assets and have generated no revenues since inception. We currently have no material commitments for capital expenditures. We may be required to raise additional funds, particularly if we are unable to continue generating positive cash flow as a result of our operations. We estimate that based on current plans and assumptions, that our available cash will be sufficient to satisfy our cash requirements under our present operating expectations, without further financing, for up to 12 months. In addition, our company may, from time to time, receive continued funding and capital resources from related parties. However, as of the date of this registration statement, such related parties do not have any existing obligation to advance funds or working capital to support our business, nor can our company rely on any advance funds from such related parties. Other than working capital, we presently have no other alternative source of working capital. We may not have sufficient working capital to fund the expansion of our operations and to provide working capital necessary for our ongoing operations and obligations. We may need to raise significant additional capital to fund our operating expenses, pay our obligations, and grow our company. We do not anticipate we will be profitable in 2016. Therefore our future operations may be dependent on our ability to secure additional financing. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, a downturn in the U.S. equity and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our Common Stock. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Our liquidity may be negatively impacted by the significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.

Going Concern

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustment relating to recoverability and classification of recorded amounts of assets and liabilities that might be necessary should our company be unable to continue as a going concern.

As reflected in the financial statements, we had no retained earnings at December 31, 2015, net loss and net cash used in operating activities for the reporting period then ended. These factors raise substantial doubt from our auditor about our ability to continue as a going concern. Our continued existence is dependent upon our ability to continue to execute our operating plan and to obtain additional debt or equity financing. There can be no assurance the necessary debt or equity financing will be available, or will be available on terms acceptable to our company.

We are attempting to generate sufficient revenue; however, our cash position may not be sufficient to support our daily operations. While we believe in the viability of our strategy to generate sufficient revenues and in our ability to raise additional funds, there can be no assurances to that effect. The ability of our company to continue as a going concern is dependent upon our ability to further implement our business plan, generate sufficient revenue and in our ability to raise additional funds.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Contractual Obligations

We do not have any contractual obligations at this time.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of officers and directors as of August 25, 2016. Our executive officers are elected annually by our Board of Directors. Our executive officers hold their offices until they resign, are removed by the Board, or a successor is elected and qualified.

Name	Age	Position
Lai Chai Suang	46	Chief Executive Officer, Chief Financial Officer, Treasurer & Secretary
Musa Bin Hassan	64	President
Low Koon Poh	44	Director
Chan Foo Weng	51	Director

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Lai Chai Suang, Chief Executive Officer, Chief Financial Officer, Treasurer & Secretary

Ms. Lai has been the Managing Director of Monspace (M) Sdn Bhd, a Malaysian e-commerce marketing company since October 2014. In her capacity as the Managing Director, Ms. Lai provided corporate strategies on aspects of business development including membership acquisition, product sourcing and product sales. She led and worked closely with her managers on increasing product sales and driving membership growth. From November 2011 to March 2014, Ms. Lai was the Managing Director of De Empress Secret Sdn Bhd, a Malaysian company specializes in import and export of cosmetic and health supplement products. As the Managing Director, Ms. Lai directly worked with the retailers in marketing and selling company’s products.

Musa Bin Hassan, President

Prior to his position with our company, Mr. Musa has been a retired from the Royal Malaysian Police Force since September 12, 2010, for which he served for 40 years prior to his retirement.

Mr. Musa received his bachelor degree from the University of Wales Aberystwyth.

Low Koon Poh, Director

Since January 2009, Mr. Low started his own accounting services practice and has been the President of KL Management Services in Petaling Jaya, Malaysia. Mr. Low has also been the President of IPO Partners Limited, a corporate advisory firm since April 2015. Mr. Low has worked on corporate projects involving mergers and acquisitions, initial public offerings, corporate restructuring, reverse mergers in Malaysia, Singapore and Taiwan.

Prior to his position at KL Management Service, Mr. Low worked as auditor for an international audit firm, an accountant for a Japanese MNC, plus a couple of years as Financial Controller for two public listed companies in Malaysia. Mr. Low has 22 years of combined experience in corporate finance, auditing and accounting in various industries such as construction, plantation, hotels, property, manufacturing, marketing and many more.

Mr. Low is a Fellow member of the Association of Chartered Certified Accountants (ACCA) and a Practicing Chartered Accountant under Malaysian Institute of Accountants (MIA).

Chan Foo Weng, Director

Mr. Chan has been the Managing Director of IPO Partners Limited since April 2015, leveraging his extensive background in finance, operations & marketing from various industries and helping companies go public at different stock exchanges worldwide. Prior to that, He was the director of Moxian Malaysia Sdn Bhd. From January 2011 to February 2013, Mr. Chan was the CEO of MX International Sdn Bhd. With vast working experience, Chan Foo Weng had also held top positions in several highly-acclaimed companies such as Thrifty Payless Incorporated (US), Berjaya Cosway and Diners Club International.

Mr. Chan holds a degree in Management from Southern Illinois University, USA and has over 25 years of experience in corporate management.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

EXECUTIVE COMPENSATION

Except for Mr. Low and Mr. Chan, who each received 2,500,00 shares of our Common Stock for founding our company, our directors and executive officers have not received any compensation for services rendered to us, and are not accruing any compensation pursuant to any agreement with us.

We do not expect to pay any compensation to our directors and executive officers until sufficient and sustainable revenues and profits are realized.

No retirement, pension, profit sharing, insurance programs, long-term incentive plans or other similar programs have been adopted by us for the benefit of our employees. We had no outstanding equity awards as of the date of this registration statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of Common Stock as of August 25, 2016 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Name	Number of Shares Beneficially Owned	Percent of Class (1)
Lai Chai Suang, Chief Executive Officer, Chief Financial Officer, Treasurer & Secretary	200,000,000	93.75%

Musa Bin Hassan, President	0	0%

Low Koon Poh, Director	2,500,000	1.17%

Chan Foo Weng, Director	2,500,000	1.17%

All Executive Officers and Directors as a group (1 person)	205,000,000	96.1%

5% Shareholders: None

(1)	Based on 213,330,000 shares of Common Stock outstanding as of August 25, 2016.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Mr. Low Koon Poh, who has been our Director since the inception of the Company, took the initiative in forming and organizing the business of the Company. The Company, as a result, issued 2,500,000 shares of founder’s share, valued at $0.001 per share, to Mr. Low for his services rendered to form our company.

Mr. Chan Foo Weng, who has been our Director since the inception of the Company, took the initiative in forming and organizing the business of the Company. The Company, as a result, issued 2,500,000 shares of founder’s share, valued at $0.001 per share, to Mr. Chan for his services rendered to form our company.

We currently use the office space provided by our Director, Low Koon Poh at no cost. Once our business grows and generates sufficient revenue, we will look for a more suitable office space in a separate corporate office.

Ms. Lai Chai Suang, who was appointed and approved as our Chief Executive Officer and Chief Financial Officer in June 2016, purchased 200,000,000 shares of our Common Stock for $200,000 on February 23, 2016. These shares were issued in reliance on the exemption under Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

During the six months ended June 30, 2016, Ms. Lai Chai Suang loaned an aggregate of $201,476 for working capital needs on the Company’s behalf as an advance. Pursuant to the terms of the note, the note is non-interest bearing, unsecured and due on demand.

SELLING SECURITY HOLDERS

The Common Stock being offered for resale by the selling security holders consist of 380,000 shares of our Common Stock held by 36 shareholders, who purchased the Common Stock pursuant to the Regulation S offering closed in February 2016 at an offering price of $0.001 per share.

The following table sets forth information with respect to the maximum number of shares of Common Stock beneficially owned by the selling shareholders named below and as adjusted to give effect to the sale of the shares offered hereby. The table lists the number of shares of Common Stock beneficially owned by each selling shareholder as of the date of this prospectus, the shares of Common Stock covered by this prospectus that may be disposed of by each of the selling shareholders, and the number of shares that will be beneficially owned by the selling shareholders assuming all of the shares covered by this prospectus are sold.

The shares beneficially owned have been determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this prospectus. The selling shareholders may from time to time offer and sell pursuant to this prospectus any or all of the Common Stock being registered. The selling shareholders are under no obligation to sell all or any portion of such shares nor are the selling shareholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling shareholders.

Name	Shares Beneficially Owned Prior to Offering	Percent Beneficially Owned Prior to Offering (1)	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned After Offering(1)
Low Koon Poh	2,500,000	1.17%	10,000	2,490,000	1.17%
Willy Chan Foo Weng	2,500,000	1.17%	10,000	2,490,000	1.17%
Lai Chai Suang	200,000,000	93.75%	10,000	199,990,000	93.75%
Hsin Chia Chen	10,000	*	10,000	0	0%
Lim See Chong	10,000	*	10,000	0	0%
Liow Miow Keong	10,000	*	10,000	0	0%
Wu Sheng Biao	10,000	*	10,000	0	0%
Ling Hong	10,000	*	10,000	0	0%
Shi Shao You	10,000	*	10,000	0	0%
Liu Mei Chun	10,000	*	10,000	0	0%
Wang Jian Lin	10,000	*	10,000	0	0%
Wang Jing	10,000	*	10,000	0	0%
Liu Yun Zhong	10,000	*	10,000	0	0%
Lan Yi	10,000	*	10,000	0	0%
Tan Xian Li	10,000	*	10,000	0	0%
Lee Kim Tian	10,000	*	10,000	0	0%
Zhang Hao	10,000	*	10,000	0	0%
Liu Hai Yin	10,000	*	10,000	0	0%
Ke Yu Jia	10,000	*	10,000	0	0%
Chow Sook Wan	10,000	*	10,000	0	0%
Tan Kim Ting	10,000	*	10,000	0	0%
Lee Wen Jye	10,000	*	10,000	0	0%
Chai Ling Mooi	10,000	*	10,000	0	0%
Teng Shook Men	10,000	*	10,000	0	0%
Liew Kong Theng	10,000	*	10,000	0	0%
Liew Kon Sang	10,000	*	10,000	0	0%
Sames Thesh	10,000	*	10,000	0	0%
Wong Chin Swee	10,000	*	10,000	0	0%
Leong Kok Kheng	10,000	*	10,000	0	0%
Yap Teck Kuen	10,000	*	10,000	0	0%
Heng Yu Xiang	10,000	*	10,000	0	0%
Leow Weng Meng	10,000	*	10,000	0	0%
Chia Sau Jin	10,000	*	10,000	0	0%
Ritawati Jap	10,000	*	10,000	0	0%
Chee Chin Soon	10,000	*	10,000	0	0%
Soon Mun Seng	3,000,000	1.41%	10,000	2,990,000	1.40%
Tai Soo Yik	3,000,000	1.41%	10,000	2,990,000	1.40%
Neoh Chee Yaw	2,000,000	0.94%	10,000	1,990,000	0.93%
TOTAL	213,320,000	99.99%	380,000	212,930,000	99.81%

*	Individuals holding less than 1% of the Common Stock

(1)	Based on 213,330,000 shares outstanding as of August 25, 2016.

There are no agreements between the company and any selling shareholder pursuant to which the shares subject to this registration statement were issued.

None of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or

-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates

-	are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their shares at a fixed price of $0.10 per share for the duration of the offering. Although our Common Stock is not listed on a public exchange, we will be filing to obtain a quotation on OTCQB concurrently with the filing of this prospectus. In order to be quoted on OTCQB, a market maker must file an application on our behalf in order to make a market for our Common Stock. As of the date of this registration statement, we plan to engage with a market maker to file an application with FINRA to have our Common Stock quoted on OTCQB. However, there can be no assurance that the application for quotation will be approved by FINRA. However, sales by selling security holder must be made at the fixed price of $0.10 for the duration of the offering.

Once a market has developed for our Common Stock, the shares may be sold or distributed from time to time by the selling stockholders, directly to one or more purchasers or through brokers or dealers who act solely as agents. The distribution of the shares may be effected in one or more of the following methods:

☐	ordinary brokers transactions, which may include long or short sales,

☐	transactions involving cross or block trades on any securities or market where our Common Stock is trading, market where our Common Stock is trading,

☐	through direct sales to purchasers or sales effected through agents,

☐	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or

☐	any combination of the foregoing.

In addition, the selling shareholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling shareholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. None of the selling shareholders are broker-dealers or affiliates of broker dealers.

We will advise the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling shareholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling shareholders and any other shareholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling shareholders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $40,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

We have authorized 500,000,000 shares of Common Stock, par value $0.001 per share. As of the date hereof, 213,330,000 shares of our Common Stock are issued and outstanding.

Common Stock

The shareholders of our Common Stock currently have: (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so. Please refer to the Company’s Articles of Incorporation, by-laws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the Common Stock in the foreseeable future. Any future dividends will be paid at the discretion of the Board.

If we liquidate or dissolve our business, the shareholders of our Common Stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Preferred Stock

At the direction of our Board of Directors, without any action by the holders of our Common Stock, we may issue one or more series of preferred stock from time to time. Our Board of Directors can determine the number of shares of each series of preferred stock, the designation, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions applicable to any of those rights, including dividend rights, voting rights, conversion or exchange rights, terms of redemption and liquidation preferences, of each series.

Undesignated preferred stock may enable our Board of Directors to render more difficult or to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of our Common Stockholders. For example, any preferred stock issued may rank prior to the Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock. As a result, the issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, may discourage an unsolicited acquisition proposal or bids for our Common Stock or may otherwise adversely affect the market price of our Common Stock or any existing preferred stock.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our Board and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent and Registrar

We have engaged with VStock Transfer LLC as our transfer agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The validity of the Common Stock being offered pursuant to this registration statement will be passed upon for us by Lucosky Brookman LLP, Woodbridge, NJ 08830.

The financial statements included in this prospectus and the registration statement have been audited by GBH CPAs, PC, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We filed with the SEC a registration statement under the Securities Act for the Common Stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our Common Stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

Mon Space Net Inc

FINANCIAL STATEMENTS

CONTENTS

Financial Statements as of and for one day ended December 31, 2015

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Mon Space Net Inc

Selangor, Malaysia

We have audited the accompanying balance sheet of Mon Space Net Inc as of December 31, 2015 and the related statements of operations, changes in stockholders’ equity, and cash flows for one day ended December 31, 2015. Mon Space Net Inc’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mon Space Net Inc as of December 31, 2015 and the results of its operations and its cash flows for one day ended December 31, 2015 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Mon Space Net Inc will continue as a going concern. As discussed in Note 2 to the financial statements, Mon Space Net Inc has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
March 31, 2016

F-1

MON SPACE NET INC

BALANCE SHEET

As of December 31, 2015

ASSETS

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY

TOTAL LIABILITIES	$-

STOCKHOLDERS' EQUITY
Common stock, $0.001 par value, authorized: 500,000,000 shares
issued and outstanding: 5,000,000 shares	$5,000
Accumulated deficit	(5,000)
Total stockholders’ equity
-
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$-

The accompanying notes are an integral part of these financial statements.

F-2

MON SPACE NET INC

STATEMENT OF OPERATIONS

For one day ended December 31, 2015

OPRATING EXPENSES
General and administrative	$5,000

TOTAL OPERATING EXPENSES	5,000

NET LOSS	$5,000

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	5,000,000

BASIC AND DILUTED LOSS PER COMMON SHARE	$0.00

The accompanying notes are an integral part of these financial statements.

F-3

MON SPACE NET INC

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

For one day ended December 31, 2015

	Common Stock		Additional
	Shares	Par Value	Paid-In Capital	Accumulated Deficit	Total
Common shares to founders	5,000,000	$5,000	-	-	$5,000
Net loss	-	-	-	(5,000)	(5,000)

Balances – 12/31/15	5,000,000	$5,000	$-	$(5,000)	$-

The accompanying notes are an integral part of these financial statements.

F-4

MON SPACE NET INC

STATEMENT OF CASH FLOWS

For one day ended December 31, 2015

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(5,000)
Adjustment to reconcile net loss to net cash
provided by operating activities
Stock-based compensation – shares issued to founders	5,000

Net cash provided by operating activities	-

NET CHANGE IN CASH AND CASH EQUIVALENTS	-
CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS – END OF PERIOD	$-

SUPPLEMENTAL CASH FLOWS DISCLOSURE:	-
Cash paid for interest	$-
Cash paid for income tax	$-

The accompanying notes are an integral part of these financial statements.

F-5

MON SPACE NET INC

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company

Mon Space Net Inc (the “Company”) was incorporated in the State of Nevada on December 31, 2015. The Company plans to offer an online marketplace to sell products and services using a business to business to consumer model. The Company’s operations to date have been limited to the issuances of 5,000,000 common shares to its founders on December 31, 2015.

Basis of Presentation

The financial statements and accompanying notes to financial statements are prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") in all material respects.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company did not have cash and cash equivalents as of December 31, 2015.

Stock-based Compensation

The Company estimates the fair value of each stock-based compensation award at the grant date by using Black-Scholes Option Pricing Model. The fair value determined represents the cost of the award and is recognized over the vesting period during which an employee is required to provide service in exchange for the award. As stock-based compensation expense is recognized based on awards ultimately expected to vest. Excess tax benefits, if any, are recognized as additional paid in capital.

Income Taxes

An asset and liability approach is used for financial accounting and reporting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of December 31, 2015, there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

F-6

MON SPACE NET INC

NOTES TO FINANCIAL STATEMENTS

Earnings (Loss) Per Common Share

Basic earnings (loss) per common share excludes dilution and is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the net income of the entity. As of December 31, 2015, there are no outstanding dilutive securities.

Subsequent Events

The Company has evaluated all transactions through the financial statement issuance date for subsequent event disclosure consideration.

New Accounting Pronouncements

Management does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 2 – GOING CONCERN

The Company has not yet generated any revenue since inception to date and has no operating income or losses during the period ended December 31, 2015. The Company had no working capital and only accumulated deficit as of December 31, 2015. The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company's ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

In order to maintain its current level of operations, the Company will require additional working capital from either cash flow from operations or from the sale of its equity. However, the Company currently has no commitments from any third parties for the purchase of its equity. If the Company is unable to acquire additional working capital, it will be required to significantly reduce its current level of operations.

NOTE 3 – EQUITY

The Company is authorized to issue 500,000,000 shares of common stock.

On December 31, 2015, the Company issued 5,000,000 shares of its common stock to two founders of the Company. These shares are recorded at their par value of $5,000 as stock-based compensation to the individuals.

NOTE 4 – SUBSEQUENT EVENTS

Subsequent to the yearend, the Company sold 208,330,000 shares for $208,330. As of March 31, 2016, the Company has received $8,330 and has a subscription receivable of $200,000.

F-7

Mon Space Net Inc

FINANCIAL STATEMENTS

CONTENTS

Financial Statements as of and for the Three and Six Months ended June 30, 2016

Balance Sheets – As of June 30, 2016 and December 31, 2015 (unaudited)	F – 9
Statement of Operations – For the Three and Six Months ended June 30, 2016 (unaudited)	F – 10
Statement of Cash Flows – For the Three and Six Months ended June 30, 2016 (unaudited)	F – 11
Notes to Financial Statements (unaudited)	F – 12

F-8

MON SPACE NET INC.

BALANCE SHEETS

As of June 30, 2016 and December 31, 2015

(unaudited)

	June 30, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	209,806
TOTAL ASSETS	$209,806	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable & accrued liabilities	1,125
Note payable - related party	201,476
TOTAL LIABILITIES	$202,601	$-

STOCKHOLDERS’ EQUITY
Common stock, $0.001 par value, authorized: 500,000,000 shares issued and outstanding: 13,330,000 and 5,000,000 shares, respectively	$13,330	$5,000
Additional paid-in capital	17,092	-
Accumulated deficit	(23,217)	(5,000)
Total stockholders’ equity	7,205	-

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$209,806	$-

The accompanying notes are an integral part of these financial statements.

F-9

MON SPACE NET INC.

STATEMENT OF OPERATIONS

For the Three and Six Months Ended June 30, 2016

(unaudited)

	Three Months ended June 30, 2016	Six Months ended June 30, 2016
OPERATING EXPENSES
General and administrative	$5,700	$18,217

TOTAL OPERATING EXPENSES	5,700	18,217

NET LOSS	$5,700	$18,217

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	13,330,000	10,904,231

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.00)	$(0.00)

The accompanying notes are an integral part of these financial statements.

F-10

MON SPACE NET INC.

STATEMENT OF CASH FLOWS

For the Six Months ended June 30, 2016

(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(18,217)
Changes in operating assets and liabilities:
Accounts payable	1,125
CASH USED IN OPERATING ACTIVITIES	(17,092)

CASH FLOWS FROM FINANCING ACTIVITIES
Capital contributions	17,092
Loan from related party	201,476
Proceeds from sale of common stock	8,330

CASH PROVIDED BY FINANCING ACTIVITIES	226,898

NET CHANGE IN CASH AND CASH EQUIVALENTS	-
CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS – END OF PERIOD	$209,806

SUPPLEMENTAL CASH FLOWS DEISCLOSURE:
Cash paid for interest	$-
Cash paid for income tax	$-

The accompanying notes are an integral part of these financial statements.

F-11

MON SPACE NET INC

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company

Mon Space Net Inc (the “Company”) was incorporated in the State of Nevada on December 31, 2015. The Company plans to offer an online marketplace to sell products and services using a business to business to consumer model. The Company’s operations to date have been limited to the issuances of 5,000,000 common shares to its founders on December 31, 2015.

Basis of Presentation

The financial statements and accompanying notes to financial statements are prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") in all material respects.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company has $209,806 cash and cash equivalents as of June 30, 2016.

Stock-based Compensation

The Company estimates the fair value of each stock-based compensation award at the grant date by using Black-Scholes Option Pricing Model. The fair value determined represents the cost of the award and is recognized over the vesting period during which an employee is required to provide service in exchange for the award. As stock-based compensation expense is recognized based on awards ultimately expected to vest. Excess tax benefits, if any, are recognized as additional paid in capital.

Income Taxes

An asset and liability approach is used for financial accounting and reporting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of June 30, 2016, there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

F-12

MON SPACE NET INC

NOTES TO FINANCIAL STATEMENTS

Earnings (Loss) Per Common Share

Basic earnings (loss) per common share excludes dilution and is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the net income of the entity. As of June 30, 2016, there are no outstanding dilutive securities.

Subsequent Events

The Company has evaluated all transactions through the financial statement issuance date for subsequent event disclosure consideration.

New Accounting Pronouncements

Management does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 2 – GOING CONCERN

The Company has not yet generated any revenue since inception to date and has no operating income or losses during the period ended June 30, 2016. The Company has $7,205 working capital as of June 30, 2016. The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company's ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

In order to maintain its current level of operations, the Company will require additional working capital from either cash flow from operations or from the sale of its equity. However, the Company currently has no commitments from any third parties for the purchase of its equity. If the Company is unable to acquire additional working capital, it will be required to significantly reduce its current level of operations.

NOTE 3 – EQUITY

The Company is authorized to issue 500,000,000 shares of common stock.

On December 31, 2015, the Company issued 5,000,000 shares of its common stock to two founders of the Company. These shares are recorded at their par value of $5,000 as stock-based compensation to the individuals.

On February 23, 2016, the Company sold 208,330,000 shares for $208,330. As of June 30, 2016, the Company has recorded $8,330 for 8,330,000 shares issued. The remaining $200,000 is not received and 200,000,000 shares are not issued until August 2016.

NOTE 4 – RELATED PARTY TRANSACTION

The Company received a loan from Lai Chai Suang, our Chief Executive Officer and Chief Financial Officer, in the amount of $201,476 in June 2016. This loan is interest free and due on demand.

F-13

MON SPACE NET INC.

380,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is ___________.

PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee	$3.49
Transfer Agent Fees	$-
Accounting fees and expenses	$5,000
Legal fees and expense	$40,000
Miscellaneous	$1,000
Total	$46,003.49

All amounts are estimates other than the SEC’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their Common Stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

To the fullest extent permitted by the laws of the State of Nevada, our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 15. Recent Sales of Unregistered Securities

We were incorporated in the State of Nevada on December 31, 2015. In connection with the incorporation, we issued 2,500,000 shares of Common Stock, valued at $0.001 per share, to each of our officers and directors. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended.

In February 2016, we sold through a Regulation S offering a total of 208,330,000 shares of Common Stock to 37 investors, at a price per share of $0.001 for an aggregate offering price of $208,330. The Common Stock issued in this offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Regulation S of the Securities Act of 1933, as amended.

Item 16. Exhibits and Financial Statement Schedules

EXHIBIT
NUMBER	DESCRIPTION
3.1+	Certificate of Incorporation
3.2+	Bylaws
5.1	Opinion of Lucosky Brookman LLP
23.1	Consent of GBH CPAs, PC
23.2*	Consent of Counsel (filed as Exhibit 5.1)

+ previously filed with the initial filing of this registration statement

Item 17. Undertakings

(A) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Petaling Jaya, Malaysia on August 25, 2016.

MON SPACE NET INC.

By:	/s/ Lai Chai Suang
Lai Chai Suang
Chief Executive Officer & Chief Financial Officer (Principal Executive Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lai Chai Suang	Chief Executive Officer,	August 25, 2016
Lai Chai Suang	Chief Financial Officer and Director (Principal Executive Officer and Principal Accounting Officer)

Signature	Title	Date

/s/ Musa Bin Hassan	President	August 25, 2016
Musa Bin Hassan

Signature	Title	Date

/s/ Low Koon Poh	Director	August 25, 2016
Low Koon Poh

Signature	Title	Date

/s/ Chan Foo Weng	Director	August 25, 2016
Chan Foo Weng